Exhibit 99.1

AMERICAN EAGLE OUTFITTERS, INC.

Script for Twentieth Annual Meeting of Stockholders

May 30, 2013

Robert Hanson: Good morning ladies and gentlemen. My name is Robert Hanson. I am Chief Executive Officer of American Eagle Outfitters. On behalf of Management, welcome to our Twentieth Annual Meeting of Stockholders.

I would now like to introduce the other directors of the Company and director nominees who are here today:

  Michael Jesselson
  Tom Ketteler
  Roger Markfield
  Cary McMillan
  Janice Page
  David Sable
  Noel Spiegel
  Gerald Wedren

Members of Management who are here today include:

  Mary Boland, Executive Vice President, Chief Financial and Administrative Officer
  Michael Rempell, Chief Operating Officer
  Kitty Yung, Executive Vice President, Asia/Pacific
  Neil Bulman, Vice President, General Counsel
  Scott Hurd, Vice President, Controller
  Judy Meehan, Vice President of Investor Relations

Before we get started, please keep in mind that any forward looking statements we may make today are subject to our Safe Harbor Statement and business risks, which can be found in our most recent 10-K and 10-Q.

2012 Accomplishments Slide

2012 was a great year for American Eagle Outfitters and a critical first step in evolving to be a distinctively branded, multi-channel that can successfully and profitably compete on a global stage.

  We accomplished a lot in a short period of time.
  We executed on our immediate priorities.
  We developed our long-term strategic plan and set it in action.
  Along with this, we set our capital allocation plan designed to make the appropriate investments to support our future and return cash to shareholders.
  And as Mary will review, we had a strong financial performance.

Immediate Priorities Slide

Last year I laid out our immediate priorities and the team executed well to these.

  Competitive top line: I give Roger and team tremendous credit for strengthening our merchandise assortments and delivering the success we've seen which we expect to continue through 2013.
  Inventory principles - we've strengthened our inventory disciplines, which influence how we're buying and flowing product more frequently. We expect to see continued improvements in the markdown rate, which will be a driver of our margin improvement over time.
  The repositioning of our store fleet and new store growth are producing strong returns.
  E-commerce and high productivity mainline stores are enhancing our margins.
  We continue to see an opportunity to leverage our infrastructure as we deliver growth.

The teams' focus on these priorities and efforts to strengthen merchandising led to one of our best years in recent history. We delivered a brand and product-driven customer experience, sharper and more distinctive for our customers.

Strategy Slide

  In 2013 we developed our strategy plan, which is aimed at fortifying our core brands, growing in North America and transforming American Eagle Outfitters from a leading domestic teen retailer into a distinctive, omni-channel brand that can successfully and profitably compete on a global stage.
  I'll provide an update on our progress on these strategies in a bit, but now I'd like to pass it to Mary to review our financials and our financial targets.

Fiscal 2012 Highlights Slide

The team's focus on these priorities and efforts to strengthen merchandising led to one of our best years in recent history in 2012.

We WELL-exceeded all of our targeted annual financial metrics:

  Total annual revenue increased 11% to a record $3.5 billion, driven by 9% consolidated comp growth.
  The gross margin expanded 330 basis points to 40.0%.
  Our annual operating margin of 12.6% was the best rate since 2008.
  Adjusted EPS of $1.39 increased 43%
  EBITDA grew 40% and we generated strong returns, with an ROIC of 18%.

First Quarter Recap Slide

Given the macro climate and soft demand for seasonal merchandise, delivering growth over a strong quarter last year was difficult. Our gross margin, however, did expand benefitting from the reduction in cotton costs, some supply chain efficiencies and inventory disciplines.

  Total revenue declined 4% compared to an 18% increase last year.
  Gross margin expanded by 30 basis points to 39.1%, despite the top line pressure.
  And we delivered a high level of profitability with operating income reaching $57 million.
  We ended with a healthy cash position of $496 million.
  We provided annual guidance of $1.42 to $1.45 per share compared to $1.39 last year.

Although the first quarter was challenging, we made great progress and maintain a favorable outlook on the remainder of the year and continue to have confidence in the fundamentals of our business and long-term targets.

Financial Targets Slide

  Our goals are to achieve revenue and profit growth over the longer term with a focus on ROIC.
  Specifically, our financial targets are to deliver a top line CAGR of 7% to 9%, EBIT CAGR of 12% to 15% and ROIC in the range of 14% to 17%.
  As you will hear today, we have a balanced and paced approach to growth - keeping a sharp eye on the bottom line and focus on ROIC.

Pathway to 7%-9% Revenue CAGR Slide

Our targeted revenue CAGR will be achieved through:

  Higher sales productivity as we reposition the fleet and add new doors in mainline. We also expect modest comp growth in our base of stores, both American Eagle and aerie.
  Accelerated growth in factory stores
  Ecommerce will play a contributing role both domestically and internationally.
  Mexico and International will contribute more meaningfully to the longer term, beyond 2013.

Gross Margin Path to Target Slide

  Here we show our path to gross margin recovery.
  As we look forward, reduction in markdowns is the largest contributor of improvement we expect.
  We had success last year, selectively pulling back on promotions, supported by an improvement in our product assortments.
  We have instilled inventory principles and Robert will talk about process improvements targeted at markdown reductions as we move forward.
  We continued to benefit from lower product costs in the first quarter. And, we will stay focused on driving efficiencies in our sourcing function.
  Buying Occupancy and Warehousing, primarily rent and fixed costs leverage should be achieved as we drive store productivity, reposition our fleet into more factory stores and close underperforming stores.

Capital Allocation Slide

As previously stated our goal is to drive consistency in our business performance and we have the same goal for shareholder returns.

  Our first priority is to invest in our business to support future growth, with a sharp focus on ROIC.
  As part of our comprehensive strategic review, we explored capital allocation which included dividends and share repurchases.
  In 2012, we declared a $1.50 per share special dividend and accelerated our first quarter 2013 dividend into the fourth quarter of 2012.
    In Q1, we repurchased 1.6 million shares for $33 million
    During 2012 we repurchased 8.4 million shares for $174 million.
    Since 2007, we've returned over $1.8 billion to shareholders through dividends, special dividends and share repurchases.

Strategic Plan Slide

Now I'll pass it back to Robert to discuss the initiatives to help us achieve these targets.

Strategic Plan Progression Slide

Our strategic plan is built around four pillars. Fortify, Grow, Transform and Return

  Framed out from a linear progression - over the next 24 months, fortify and grow North America will be our primary focus and priority.
  Beyond that our focus will shift toward our more transformational opportunities globally and through e-commerce global expansion. Our global approach will be in a considered and paced manner. We will lay the tracks from a capability standpoint over the next couple of years
  Returning to shareholders is a constant.

Fortify Our Brands Slide

  In 2012, we began concentrating our efforts on the first pillar of our strategy plan: fortifying our brands, capabilities and processes. To fortify our brand and remain competitive over the long-term, we need to lead with brand and product first, not price.
  We began to see progress on this in 2012, with stronger, more differentiated fashion assortments, which were supported by a national advertising campaign aimed at elevating our brand and awareness.
  We continued to make progress in the first quarter, as fashion overall performed well, and is a point of competitive differentiation for our brand.
  The team executed well; interpreting current trends, identifying the right styles, fits, fabrics, colors and patterns and making them relevant from our brand, for our customers.

Fortify Our Process Slide

  In 2012 we also focused on fortifying our process.
  Refining assortment architecture helps us distort our investments in talent and focus, as well as how we buy inventory levels. Ultimately to deliver both sales and margin growth.

Differentiated Supply Chain Slide

  We have implemented a differentiated supply chain model to help us improve inventory flow, turns, lead times and optimize product costs.
  Making sure that we're looking at how we are sourcing our core product, our core fashion and our fashion product with different approaches to supply and production, so that we're receiving the goods that we need just in time.
  We've refined our product development calendar, increasing our development cycles from 4 to 6 times annually.
  We've removed anywhere from 4 to 6 weeks from our overall development timeline, per cycle.
  We are holding more open to buy, increasing to 20% styles that are truly open as we enter a season.
  We are flowing new fashion monthly, resulting in our ability to fast-track items, where we've seen results as early as the current quarter.
  As we continue to refine our process, we are building the capability to compete more effectively against our current competitors, including fast fashion retailers.
  We are building a rhythm of reading and reacting to selling trends, so we are better at exciting our customers and improving inventory turns.

Fortify Our Process Slide

In 2013 we are making significant investments in upgrading our systems, which we expect to generate returns in both the near and longer-term.

Technology Upgrades
  Industry leading Tradestone PLM tool is now 100% live.
  New merchandise planning tool just went live, and will enable us to buy, plan and allocate with greater precision based on localized demand.
  Material benefits from these investments will be felt as we source and execute spring 2014.
  With all of the IT investments, we are developing systems and capabilities that lay the foundation to scale globally.

Oracle
  Standardizing on Oracle systems will support us in providing a consistent customer experience.
  The flexibility inherent in the systems will allow us to move much faster to support the needs of the business.
  The merchandising and point of sale systems are on track for an August rollout in China and will begin installation in the US next year.
  Our Teradata CRM system upgrade will go live this quarter, building the foundation for single view of customer, providing the latest capability to support customer personalization.

Flexible Fulfillment
  IBM sterling order management system implementing this year.
  We will pilot a ship from store capability this summer, with a broader roll out by year end.
  We expect this initiative to enhance the customer experience and drive greater inventory utilization, and be incremental to both sales and margin.

Distribution Center
  1M sq ft DC located in Hazelton, PA, will enable direct shipments to all US direct customers in two days or less.
  With this DC, we will increase efficiencies and support future omni-channel expansion plans.

Grow North America Slide

  We see North America, including the US, as a growth vehicle for American Eagle Outfitters and it will be what we're razor-sharp focused on for the short to medium-term.
  New mainline stores are opening in underpenetrated markets. Ex: Miami.
  We will continue to reposition the store fleet closing poorly positioned aerie stand-alone stores, maximizing side-by-side and shop-in-shop locations, and distorting our aerie online shop opportunity.
  We will also distort growth in our direct business. Currently at about 14% of our total business, it should be in the high teens, on the existing capacity, and we can get beyond that as we transform our capabilities.
  We continue to see strong returns from our factory stores, with sales per square foot well over $600 and see the greater potential somewhere between 150 and 200 stores.
  In the first quarter we opened our first store is Mexico, which is well exceeding our expectation and is tracking to be in the top 20 volume stores in North America. Plans to open a store in Quebec later this year.
  In the remainder of 2013, we will be accelerating growth across North America and strengthening our channel performance.
    We expect our square footage to grow about 3%.
    Our plans include an additional 7 to 10 new mainline stores in the US and Canada; 50+ store remodels; 30 new factory stores; and 6 new stores in Mexico.

Grow E-Commerce Slide

  Growing our online business continues to be a critical component of our strategy plan
  Growth in our online channel was consistent and strong in 2012, with a 25% comp increase.
  Momentum continued in Q1, with online sales rising 24%.
  Online initiatives:

Distort Famous For Categories:

    aerie - initiatives to edit the assortment include near-in swim line, which is based on our best-selling bra styles (famous for)

Enhance Customer Experience:

    We continue to make investments to enhance the online customer experience (Fortify the basics) through all channels: online, mobile, omni, social.
      Make every step of the process customer friendly and intuitive

Launch Personalization

    Content targeting - show product relevant to customer

Expand Unique Online Merchandise:

    Broader assortment and online swim shop contributed to strength in Q1.

Transform Global Omni-Channel Slide

  As we transform, it's important we make the right investments between now and then so that we are the leading retailer competing in an omni-channel world a decade from now.
  We intend to lead each international expansion with our omni-channel commerce experience.
    Letting our customers shop how, when and where they want ...on their terms.
  Longer term international expansion guiding principles.
    Our global strategy will be very considered with a balanced approach between company-owned, JV and licensed stores.
    The goal is to leverage our profitable country license model to self-fund international expansion program over the longer term. Ex: China -we are on schedule to take over the operations of our China stores this quarter. We've hired a highly experienced executive, Kitty Yung, to run the Asia Pacific region for us, where she brings a wealth of brand development and store expansion experience. We are excited to have her on board, building our road map for growth across the Asia Pacific market, where we continue to see strong customer demand and potential.
    Brand resonating on a global stage

For example:
    Our licensed stores in Japan continue to open extremely well. Assuming run rates based on trailing twelve month results, our 6 stores in Japan would deliver $90 million in annual revenue.
    And I recently visited three stores in Kuwait, where we do $40 million in revenue annually in these three stores alone.

Return to Shareholders Slide

  Our first priority is to invest behind profitable growth with stringent ROIC focus.
  We will incorporate a combination of dividends, likely including special dividends, and share buybacks.

Summary Slide

  We executed on our near term priorities,
  Consistency, ROIC Focus and transparency are our guiding principles
  Our long term financial targets are 7-9% top line CAGR, 12-15% EBIT CAGR, and 14-17% ROIC
  The pillars of our strategy are: fortify our brands, process and capabilities, grow in North America, transform for the future to compete on a global stage, and deliver top tier returns to shareholders.

Now we can take your questions.

[Management responded to several questions raised by meeting attendees.]

Robert Hanson: Continuing with today's business, at the direction of the Board of Directors, Notice of this meeting, a Proxy Statement and Proxy Card, or Internet Notice was sent on or about April 17, 2013 to all stockholders of record. Copies of the Proxy Statement and our Annual Report on Form 10-K are available at the door.

I would like to ask Neil Bulman to serve as Inspector of Election for this meeting.

Any stockholder present who desires to vote in person rather than by proxy should now raise your hand so the Inspector can furnish you a ballot to complete.

Will the Inspector determine and report whether a quorum is present.

Neil Bulman: Mr. Chairman, we have a quorum. There are represented at this meeting in person or by proxy more than 50% of all shares entitled to vote at the meeting. The unofficial total of shares represented is 176,646,265 which is approximately 92% of all shares entitled to vote.

ELECTION OF DIRECTORS

Robert Hanson: As stated in the Notice, the first item of business at this meeting is the election of directors. Our Board is divided into three classes. Three Class III directors and one Class II director will be elected today to serve until the 2016 and 2015 annual meetings of stockholders, respectively. The nominees are:

- Myself,

- Thomas Ketteler, Retired Schottenstein Stores Corporation Executive,

- Cary McMillan, Chief Executive Officer of True Partners Consulting, LLC and

- David Sable, Global Chief Executive Officer of Y&R Advertising.

Mary, will you present the resolution?

Mary Boland: RESOLVED, that the following individuals, namely Robert Hanson, Thomas Ketteler and Cary McMillan be elected as Class III Directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are elected and the following individual, namely David Sable be elected as a Class II Director to serve until the 2015 Annual Meeting of Stockholders or until his successor is elected.

Neil Bulman: Mr. Chairman, I second the motion.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Robert Hanson: The second item of business for this meeting is the proposal to hold an advisory vote on the compensation of our named executive officers. Mary, will you present the proposal?

Mary Boland: RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, as set forth in the Proxy Statement for the Annual Meeting.

Neil Bulman: Mr. Chairman, I second the motion.

AUDITOR RATIFICATION

Robert Hanson: The third item of business for this meeting is the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014 as described in our Proxy Statement. Mary, will you present the proposal?

Mary Boland: RESOLVED, that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014.

Neil Bulman: Mr. Chairman, I second the motion.

INTRODUCE ERNST & YOUNG

Robert Hanson: Before I announce the results, I would like to introduce Carmine Romano and Pete Robinson, partners at Ernst & Young, our independent auditors. Carmine, you have the opportunity to make a statement. Carmine is also available to answer any questions on our financial statements.

Carmine Romano: I have no comments to make at this time.

Robert Hanson: Will the Inspector of Election please collect any ballots. All results announced today are subject to verification and will be recorded in the minutes of this meeting to reflect the final count.

I am pleased to announce that each of the candidates for Director has been elected.

The advisory vote on the compensation of our named executive officers has been approved.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm has been approved.

Robert Hanson: Since there is no further business, I will now entertain a motion to adjourn.

Mary Boland: Mr. Chairman, I move that the meeting be adjourned.

Neil Bulman: I second the motion.

Robert Hanson: Hearing no objection, this meeting is adjourned. Once again, thank you for attending. We appreciate your support.